UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2010

Seacoast Banking Corporation of Florida
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-13660	59-2260678
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

815 Colorado Avenue, Stuart, Florida		34994
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	772-287-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Seacoast Banking Corporation of Florida ("Seacoast" or the "Company") appointed Robert B. Goldstein to Seacoast’s Board of Directors on December 22, 2009 subject to regulatory approval. The appointment became effective January 26, 2010. Mr. Goldstein is serving as a Class I director, with an initial term expiring at the Company’s 2012 annual meeting of shareholders, and will stand for re-election at that meeting.

Mr. Goldstein is a principal in CapGen Capital Advisors, LLC ("CapGen"), since August 2006. CapGen is a private equity fund, with offices in Washington, D.C. and New York, New York, which invests in banks and financial service companies. From 2001 to 2006, Mr. Goldstein was Chairman and CEO of Bay View Capital Corp, San Mateo, California. Mr. Goldstein is currently serving as a director of various financial institutions, including Great Lakes Bancorp, Inc., FNB Corporation, Luminent Mortgage Capital, RSGroup Holdings, Inc., and THE BANKshares, Inc.

Mr. Goldstein’s appointment was agreed to by Seacoast as part of the Stock Purchase Agreement (the "Stock Purchase Agreement") dated October 23, 2009 between the Company and CapGen Capital Group III LP, an affiliate of CapGen ("CapGen III"). CapGen III purchased 6,000,000 shares of the Company’s common stock on December 17, 2009 for $13.5 million pursuant to the Stock Purchase Agreement. The Stock Purchase Agreement was filed with the SEC on October 29, 2009 as Exhibit 10.1 of the Company’s Current Report on Form 8 K. Under the Stock Purchase Agreement, CapGen III was entitled to appoint one director to Seacoast’s board of directors as long as CapGen III or an affiliate retains ownership of all shares purchased under the agreement.

Mr. Goldstein receives compensation for his service as a director in accordance with the Company’s customary director compensation policies, under which Board members who are not executive officers of the Company or its subsidiaries are paid an annual retainer of $23,000 for their service as directors, $700 for each Board meeting attended, $700 for each committee meeting attended and $800 for each committee meeting chaired. Mr. Goldstein is also eligible to participate in the Directors’ Deferred Compensation Plan which allows non-employee directors of the Company to defer receipt of fees paid to them for their service.

On January 27, 2010, Seacoast issued a press release announcing the appointment of Mr. Goldstein to the Company’s Board of Directors. A copy of the press release has been filed as Exhibits 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. Description

99.1 Press release dated January 27, 2010 announcing the appointment of Robert B. Goldstein to the Board of Directors of Seacoast

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seacoast Banking Corporation of Florida

February 1, 2010	By:	/s/ Dennis S. Hudson, III

Name: Dennis S. Hudson, III
Title: Chairman & Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated January 27, 2010 announcing the appointment of Robert B. Goldstein to the Board of Directors of Seacoast